Exhibit 21

Brown & Brown, Inc. is the sole owner of the following corporations either directly or indirectly:

Acumen Re Management Corporation (DE)

Advocator Group Holding Company, Inc. (FL)

Advocator Group, LLC (The) (FL)

AFC Insurance, Inc. (PA)

AG Insurance Services, LLC (FL)

AGIA Premium Finance Company (CA)

Alexander Anthony Insurance, LLC (UT)

Allocation Services, Inc. (FL)

American Claims Management, Inc. (CA)

American Claims Management — Atlantic Region, LLC (GA)

American Specialty Insurance & Risk Services, Inc. (IN)

Apex Insurance Agency, Inc. f/k/a Program Management Services, Inc. (VA)

Arrowhead General Insurance Agency Holding Corp. (DE)

Arrowhead General Insurance Agency Superholding Corp. (DE)

Arrowhead General Insurance Agency, Inc. (MN)

Arrowhead Specialty Underwriting, LLC (GA)

AVIRS Acquisition, LLC (PA)

Axiom Re, LP (FL)

Azure International Holding Co. (DE)

B & B Protector Plans, Inc. (FL)

B&B TN Holding Company, Inc. (DE)

BB FL Holding, LLC (FL)

BB FL Holding 2, LLC (FL)

Braishfield Associates of New York, Inc. (NY)

Braishfield Associates, Inc. (FL)

Brown & Brown Agency of Insurance Professionals, Inc. (OK)

Brown & Brown Benefit Advisors, Inc. f/k/a Grinspec, Inc. (NJ)

Brown & Brown Disaster Relief Foundation, Inc. (FL-non-profit)

Brown & Brown Insurance Agency of Virginia, Inc. (VA)

Brown & Brown Insurance Brokers of Sacramento, Inc. (CA)

Brown & Brown Insurance of Arizona, Inc. (AZ)

Brown & Brown Insurance of Georgia, Inc. (GA)

Brown & Brown Insurance of Nevada, Inc. (NV)

Brown & Brown Insurance Services of the Bay Area, Inc. (CA)

Brown & Brown Insurance Services of California, Inc. f/k/a Brown & Brown of Northern California, Inc. (CA)

Brown & Brown Lone Star Insurance Services, Inc. (TX)

Brown & Brown Metro, Inc. (NJ)

Brown & Brown NJ Holding Co., Inc. (FL)

Brown & Brown of Arkansas, Inc. (AR)

Brown & Brown of Bartlesville, Inc. (OK)

Brown & Brown of Central Carolina, Inc. (NC)

Brown & Brown of Central Michigan, Inc. (MI)

Brown & Brown of Central Oklahoma, Inc. (OK)

Brown & Brown of Colorado, Inc. (CO)

Brown & Brown of Connecticut, Inc. (CT)

Brown & Brown of Delaware, Inc. (DE)

Brown & Brown of Detroit, Inc. f/k/a Alcos, Inc. (MI)

Brown & Brown of Florida, Inc. f/k/a B & B Insurance Services, Inc. (FL)

Brown & Brown of Garden City, Inc. f/k/a Ernest Smith Insurance Agency, Inc. (FL)

Brown & Brown of Illinois, Inc. (IL)

Brown & Brown of Indiana, LLC (IN)

Brown & Brown of Iowa, Inc. (IA)

Brown & Brown of Kentucky, Inc. (KY)

Brown & Brown of Lehigh Valley, LP (PA)

Brown & Brown of Louisiana, LLC (LA)

Brown & Brown of Massachusetts, LLC (MA)

Brown & Brown of Michigan, Inc. (MI)

Brown & Brown of Minnesota, Inc. (MN)

Brown & Brown of Missouri, Inc. (MO)

Brown & Brown of Nashville, Inc. (TN)

Brown & Brown of New Hampshire, Inc. (NH)

Brown & Brown New Jersey, LLC (NJ)

Brown & Brown of New Mexico, Inc. (NM)

Brown & Brown of New York, Inc. (NY)

Brown & Brown of North Dakota, Inc. (ND)

Brown & Brown of Northern Illinois, Inc. f/k/a John Manner Insurance Agency, Inc. (IL)

Brown & Brown of Ohio, LLC (OH)

Brown & Brown of Oregon, Inc. f/k/a Fullerton & Company, Inc. (OR)

Brown & Brown of Pennsylvania, LP (PA)

Brown & Brown of South Carolina, Inc. (SC)

Brown & Brown of Southwest Indiana, Inc. (IN)

Brown & Brown of Tennessee, Inc. (TN)

Brown & Brown of The West, Inc. f/k/a CITA Insurance Services, Inc. (CA)

Brown & Brown of Washington, Inc. (WA)

Brown & Brown of West Virginia, Inc. (WV)

Brown & Brown of Wisconsin, Inc. (WI)

Brown & Brown PA Holding Co., LLC (FL)

Brown & Brown PA Holding Co. 2, LLC (FL)

Brown & Brown Program Insurance Services, Inc. f/k/a Brown & Brown of California, Inc. (CA)

Brown & Brown Realty Co. (DE)

CC Acquisition Corp. (FL)

Colonial Claims Corporation (FL)

Combined Group Insurance Services, Inc. (TX)

Decus Holdings (UK), Limited (UK)—UK Registration No. 000006382677

Decus Insurance Brokers Limited (UK)—UK Registration No. 000006382680

ECC Insurance Brokers, Inc. (IL)

ELOHSSA, Inc. (FL)

Energy & Marine Underwriters, Inc. (LA)

Florida Intracoastal Underwriters, Limited Company (FL)

Graham-Rogers, Inc. (OK)

Halcyon Underwriters, Inc. (FL)

Healthcare Insurance Professionals, Inc. (TX)

Hull & Company of New York, Inc. (NY)

Hull & Company, Inc. (FL)

Independent Consulting Risk Management Services, Inc. (CA)

Industry Consulting Group, Inc. f/k/a ICG Acquisition Corp. (FL)

International E&S Insurance Brokers, Inc. (CA)

Investigation Solutions, Inc. (CA)

Irving Weber Associates, Inc. (NY)

Lancer Claims Services, Inc. (NV)

MacDuff America, Inc. (FL)

MacDuff Underwriters, Inc. (FL)

Madoline Corporation (FL)

Marquee Managed Care Solution, Inc. f/k/a Pacific Claims Services, Inc. (CA)

Monarch Management Corporation (KS)

National Connect Force Claims, Inc. (CA)

Peachtree Special Risk Brokers of New York, LLC (NY)

Peachtree Special Risk Brokers, LLC (GA)

Portland Insurance Agency, LLC (OR)

Preferred Governmental Claim Solutions, Inc. (FL)

Premier Interpreting & Transportation, Inc. (CA)

Procor Solutions LLC (NJ)

Proctor Financial, Inc. (MI)

Program Management Services, Inc. (FL)

Public Risk Underwriters Insurance Services of Texas, LLC (TX)

Public Risk Underwriters of Florida, Inc. (FL)

Public Risk Underwriters of Georgia, Inc. (GA)

Public Risk Underwriters of Illinois, LLC (IL)

Public Risk Underwriters of Indiana, LLC (IN)

Public Risk Underwriters of New Jersey, Inc. (NJ)

Public Risk Underwriters of the Northwest, Inc. (WA)

Public Risk Underwriters, LLC (FL)

Risk Management Associates, Inc. (FL)

SIM Insurance Services, LLC (TX)

Superior Recovery Services, Inc. (CA)

Texas Security General Insurance Agency, Inc. f/k/a Conduit Insurance Managers, Inc. (TX)

Title Pac, Inc. (OK)

TSG Premium Finance, LLC (TX)

USIS, Inc. (FL)

YouZoom Insurance Services, Inc. (CA)

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